UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Human Resources and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Dollar Financial Corp. (the "Company") approved the following actions with respect to the Company's named executive officers:

Key Management Bonus Awards

The Committee approved cash bonus awards pursuant to the Key Management Bonus Program for the following named executive officers earned during the fiscal year ended June 30, 2008, to be paid on or about September 2, 2008. The bonus awards were based upon the achievement of Company financial performance goals set forth in the Key Management Bonus Program which was previously reviewed and approved by the Board.

Name: Sydney Franchuk
Title: Executive Vice President and Chairman – National Money Mart
Award: $245,103 (1)

(1) The terms of Mr. Franchuk’s award provide for a payment of $256,304 Canadian dollars, which, as of the date of the award, was equal to approximately US$245,103.

Executive Management Bonus Awards

The Committee approved cash bonus awards pursuant to the Executive Management Bonus Program for the following named executive officers earned during the fiscal year ended June 30, 2008, to be paid on or about September 2, 2008. Each of the employment agreements for the following named executive officers sets forth the minimum target bonus award to which such person is entitled. The bonus awards approved by the Committee were based upon these minimum target levels and the achievement of the Company financial performance goals set forth in the Executive Management Bonus Award Program which was previously reviewed and approved by the Board.

Name: Jeffrey A. Weiss
Title: Chairman of the Board and Chief Executive Officer
Award: $1,134,421

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer
Award: $560,851

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

August 28, 2008	By:	/s/ Randy Underwood

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer